Exhibit 32

Certification Pursuant to Section 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Canal Capital Corporation and Subsidiaries, a Delaware corporation (the “Company”), does hereby certify that:

The Quarterly Report of Form 10-Q for the six months ended April 30, 2010 (the “Form 10-Q”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 14, 2010	/S/ Michael E. Schultz
Chief Executive Officer

Date: June 14, 2010	/S/ Reginald Schauder
Chief Financial Officer